                                 EXHIBIT 10.3


                                      TO


                              ICOS CORPORATION'S


                                   FORM 10-Q


                             FOR THE QUARTER ENDED


                              SEPTEMBER 30, 1998



     "[   *   ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                    EXHIBIT 10.3

                            PDE5 LICENSE AGREEMENT

     THIS PDE5 LICENSE AGREEMENT ("Agreement") is made this 30th day of September, 1998, by and between ICOS CORPORATION, a Delaware corporation ("ICOS"), in favor and for the benefit of and with LILLY ICOS LLC, a Delaware limited liability company ("Company"), pursuant to terms and conditions of that certain Limited Liability Company Agreement, dated September 30, 1998 (the "LLC Agreement"), by and between ICOS and Eli Lilly and Company, an Indiana corporation ("Lilly").

                                   RECITALS

     WHEREAS, ICOS, Lilly and the Company have entered into the LLC Agreement with respect to the organization and capitalization of the Company to engage in the research, development, manufacture, production and sale of PDE5 Products (as
defined in Article 1 below) for [   *   ] use in the Field (as defined in
Article 1 below);

     WHEREAS, in connection with the formation of the Company and the granting of an interest in the Company to ICOS in accordance with the LLC Agreement, ICOS is willing to contribute to the Company a license to use the Background Technology (as defined in Article 1 below) in the Field upon the terms set forth herein;

     NOW, THEREFORE, in full consideration of the initial capital contribution to the Company pursuant to the LLC Agreement, ICOS and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01  PDE5

     The term PDE5 shall mean the [   *   ] phosphodiesterase.

     1.02  PDE5 AGENT

     The term PDE5 Agent shall mean [   *   ].

     1.03  PDE5 PRODUCT

     The term PDE5 Product shall mean [   *   ].



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     1.04  FIELD

     The term Field shall mean [   *   ].

     1.05  BACKGROUND TECHNOLOGY

     The term Background Technology shall mean those patents and patent applications set forth in Appendix A and owned or controlled by ICOS as of the date of this Agreement, including any renewal, division, continuation or continuation in part of any such applications and any patents issuing thereon, and any reissues, extensions substitutions, confirmations, registrations, revalidations, revisions, supplementary protection certificates and additions of or to any such patents (hereafter Patents) and any currently identified PDE5 Agents and any Technical Information.

     1.06  FORCE MAJEURE

     The term Force Majeure shall mean conditions beyond either Party's control including, but not limited to, acts of God, governmental restrictions, wars, or insurrections, strikes, floods, work stoppages and or lack of materials.

     1.07  TECHNICAL INFORMATION

     The term Technical Information shall mean [   *   ].

                                  ARTICLE II

                       LICENSE OF BACKGROUND TECHNOLOGY

     2.01  LICENSE

     (a) Subject to the terms of this Agreement, ICOS hereby grants to the
Company, [   *   ] license [   *   ] to use the Background Technology excluding
Technical Information, solely within the Field to make, have made, use, offer for sale, sell and import PDE5 Products in the Field or any invention claimed in
the Patents.  The foregoing license is [   *   ] except for the obligations, if
any, under the Collaboration Agreement by and among Glaxo Group Limited, Glaxo Inc. and ICOS Corporation dated October 3, 1991, as amended January 24, 1997,
and the [   *   ].

     (b) Subject to the terms of this Agreement, ICOS hereby grants the Company an exclusive right and license throughout the world to utilize Technical Information which relates to PDE5, PDE5 Agents or PDE5 Products. The foregoing license is fully paid up and royalty free. This license is subject to the right of ICOS to use Technical Information, as defined, for any purpose other than as relates to PDE5, PDE5 Agents or PDE5 Products.



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

     2.02  RIGHT TO SUBLICENSE

     ICOS also hereby grants to the Company the right to grant sublicenses within and limited to the scope of the right and license granted to the Company in Section 2.01. All sublicensees of the Company shall agree in writing to be bound by the provisions of this Agreement to the same extent that the Company is bound. The Company shall notify ICOS of the identity of each sublicensee to whom a sublicense is granted and provide ICOS a true and correct copy of such sublicense and any and all modifications, amendments, and revisions.

     2.03  LIMITATIONS

     No right or license is granted to the Company hereunder except as expressly specified in Sections 2.01 and 2.02.

     2.04  UNDERLYING AGREEMENTS

     The foregoing grant and license under this Section 2 is subject to the terms and conditions of the Underlying Agreements. The Company shall comply and perform in accordance with the Underlying Agreements.

                                  ARTICLE III

                             DISCLOSURE AND USE OF
                             BACKGROUND TECHNOLOGY

     3.01  DISCLOSURE BY ICOS

     ICOS shall promptly and fully disclose the Background Technology to the Company and Lilly (on behalf of the Company). ICOS shall provide the Company with reasonable quantities of currently available materials identified in item
(b) of the definition of Technical Information.

     3.02  LIMITATION

     Except as expressly authorized by this Agreement or by the written consent of ICOS, during the term of this Agreement and thereafter, the Company shall keep confidential and shall not deliver, transmit or provide to any person other than a sublicensee under a license granted in accordance with Section 2.02, and shall not use, any Background Technology or authorize, cause or aid anyone else to do so. Provided that nothing in this Agreement shall prevent the Company from using or disclosing information

     (a) which Company can demonstrate by written records was previously known to Company;

     (b) which is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of Company in violation of the terms of this Agreement; or

     (c) which is lawfully obtained by Company from sources independent of ICOS or Lilly who have a lawful right to disclose such INFORMATION.

     Company may disclose any Background Technology to the extent such disclosure is necessary for Company to comply with applicable laws or regulations, in litigation to respond to discovery requests in which case Company will attempt to obtain appropriate protective orders for such disclosure, or to make, use or sell under the license granted herein by ICOS or to sublicense others to do so; provided, that Company shall give ICOS reasonable advance notice of such proposed disclosure, shall use its best efforts to secure confidential treatment of Background Technology to be disclosed and shall advise ICOS in writing of the manner in which that was done.

     3.03  SURVIVAL

     The obligation of confidentiality imposed by the foregoing Section 3.02 shall survive termination of this Agreement for any reason whatsoever.

                                  ARTICLE IV

                             PATENT, COPYRIGHT AND
                           TRADE SECRET ENFORCEMENT

     4.01  ENFORCEMENT

     The Company shall have the right to bring, defend and maintain, and ICOS shall have the right, but not the obligation, unless as an indispensable party, to join in, any suit or action involving infringement of any patents or copyrights, misappropriation of any trade secrets or interference with any other intellectual property right included in the Background Technology licensed to the Company in the Field pursuant to this Agreement. Any settlement of such action and/or suit shall only be entered into by Company with the prior written consent of ICOS. Any amount recovered in such action or suit, whether by
judgment or settlement, shall [   *   ].

     The Company and ICOS will cooperate to the extent necessary and provide reasonable assistance in support of the defense of any suit or action involving infringement of any patents, trademarks or copyrights, misappropriation or theft of any trade secrets or interference with any other intellectual property right included in Background Technology licensed to the Company pursuant to this Agreement.



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

     In the event the Company fails or declines to take action to enforce any such patent, copyright, trade secret or other intellectual property right
[   *   ] following receipt of notice and evidence of such infringement,
misappropriation or interference, [   *   ].

     4.02  NOTICE OF INFRINGEMENTS

     Either Party hereto shall provide the other with reasonable notice of the evidence and existence of third parties, who come to the attention of such Party, who may be involved in activities which infringe or potentially infringe, misappropriate or potentially misappropriate or interfere with patents, copyrights or trade secrets concerning the Background Technology licensed to the Company in the Field pursuant to this Agreement.

     4.03  DEFENSE OF INFRINGEMENT CLAIMS

     The Company will undertake the defense of any actions brought by a third person alleging that the sale of a PDE5 Product or other action of the Company infringes a patent, trademark, copyright or other intellectual property right of
such third person.  [   *   ].

                                   ARTICLE V

                            PATENT APPLICATIONS AND
                            COPYRIGHT REGISTRATIONS

     5.01  APPLICATIONS

     Subject to the Underlying Agreements, the Company shall have the right and obligation, at its expense, to file, prosecute (including interference actions), maintain, and defend, the patent applications or patents and copyright registrations or copyrights, if any, covering the Background Technology for PDE5 Products.

     If the Company declines to file, prosecute or maintain any patent
application or patent covering the Background Technology, [   *   ].

                                  ARTICLE VI

                          REPRESENTATION; DISCLAIMER

     6.01

     ICOS hereby expressly warrants and represents that it possesses the legal rights to license Background Technology (except technology that is not the subject of Patents) free of any liens or encumbrances except those set forth in the Underlying Agreements.



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

     6.02  DISCLAIMER OF WARRANTIES

     Except as provided in Section 6.01, ICOS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY AND NONINFRINGEMENT WITH RESPECT TO THE BACKGROUND TECHNOLOGY LICENSED HEREUNDER TO COMPANY BY ICOS.

                                  ARTICLE VII

                             TERM AND TERMINATION

     7.01  TERM

     This Agreement (including the license and rights granted under Sections
2.01 and 2.02) shall come into effect as of the date hereof and shall remain in full force and effect until termination pursuant to Section 7.02.

     7.02  Default

     In the event that the Company (the "Defaulting Party") shall default in a material obligation hereunder and fail to remedy such default within sixty (60) days after such default shall have been called to its attention by a notice in writing from ICOS, then ICOS, at its option, may terminate its obligations to, and the rights of, the Defaulting Party under the license to the Background Technology granted herein upon ten (10) days' written notice to the Defaulting Party, which termination shall be effective as of the occurrence of the event giving rise to the option to terminate.

     7.03  CONTINUING OBLIGATIONS

     Notwithstanding the termination of a party's obligations to or the rights of the Defaulting Party under this Agreement in accordance with the provisions of Section 7.02, the provisions of Section 3.02, this Section 7.03 and 9.10 hereof shall survive such termination and continue in full force and effect for an indefinite term, except to the extent the confidential technology or information would not be deemed confidential pursuant to the Development Agreement.

                                 ARTICLE VIII

                                    NOTICE

     8.01  NOTICES

     All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by telex or facsimile, and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of such sending):


     "ICOS"                     ICOS Corporation
                                22021 - 20th Avenue S.E.
                                Bothell, WA 98021
                                U.S.A.
                                Attn:  Judith A. Woods, Esq.
                                       Legal Department

     With a copy to:            Perkins Coie
                                1201 Third Avenue, 40th Floor
                                Seattle, WA 98101-3099
                                U.S.A.
                                Attn:  James R. Lisbakken, Esq.

     "Company"                  ICOS Corporation, Member
                                22021  20th Avenue S.E.
                                Bothell, WA  98021
                                Attn:  Judith A. Woods, Esq.
                                       Legal Department

     With a copy to:            Eli Lilly and Company, Member
                                Lilly Corporate Center
                                Indianapolis, IN  46285
                                Attn:  Rebecca O. Goss
                                       Senior Vice President and General Counsel

Any Party by giving notice to the others in the manner provided above may change such Party's address for purposes of this Paragraph 8.01.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.01  ENTIRE AGREEMENT

     This Agreement, together with any other written agreements between the Parties hereto referred to in the LLC Agreement, sets forth the entire agreement of the Parties with respect to the subject matter hereof and may not be modified except by a writing signed by authorized representatives of the Parties hereto.

     9.02  HEADINGS

     Article and Section headings and numbers in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.03  EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute one instrument.

     9.04  FORCE MAJEURE

     It is agreed that each of the Parties hereto is excused from performing such acts as are required hereunder as may be prevented by or whose purpose is frustrated by Force Majeure. The Party so affected shall give notice to the other Party in writing promptly and thereupon shall be excused from such of its obligations hereunder as it is unable to perform on account of the Force Majeure throughout the duration thereof plus a period of thirty (30) days.

     9.05  APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law provisions of the State of Delaware or of any other jurisdiction.

     9.06  ASSIGNMENT ON WRITTEN CONSENT

     This Agreement may not be assigned in whole or in part by ICOS or the Company, except with the prior written consent of the other party; provided, however, that after termination of the LLC Agreement for any reason, this Agreement may be assigned in whole or in part by the Company.

     To the extent the foregoing provision in Section 9.06 is unenforceable in the event of bankruptcy or insolvency of ICOS, no assignment of this Agreement by ICOS shall be permitted unless the assignee can demonstrate to the Company the assignee's ability to perform all ICOS's obligations under this Agreement, including, without limitation, the financial and technical ability to (a) enforce, defend and maintain patents, copyrights and trade secrets and provide notices in accordance with Article IV and (b) prosecute and maintain in force patent applications, and copyright registration in accordance with Article V.

     9.07  SEVERABILITY

     In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In such event, such invalid provision or provisions shall be validly reformed to as nearly approximate the intent of the parties as possible and if unreformable, shall be severed and deleted from this Agreement.

     9.08  NO WAIVER

     No failure or delay on the part of either Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or the remedies provided by law.

     9.09  TRADEMARKS AND TRADENAMES

     ICOS, by this Agreement, grants no rights to the Company in any trademarks or tradenames of ICOS or of any of its respective subsidiaries or affiliated companies. Any such rights to be granted shall be documented in a separate written agreement.

     9.10  INDEMNITY

     The Company hereby (a) releases ICOS from any obligation to defend, indemnify or save the Company and its agents and employees harmless from and (b) agrees to defend, indemnify and save ICOS harmless from any and all costs, expenses (including attorneys' fees), liabilities, damages and claims for any injury or death to persons or damage to or destruction of property, or other loss ("Losses"), arising out of or in connection with any product made, used, offered for sale, sold, or imported by the Company or furnished pursuant to any provision hereunder except that Company shall have no obligation to indemnify or defend ICOS for or against Losses to the extent arising out of the negligence or willful misconduct of ICOS.

     9.11  OTHER AGREEMENTS

     Any other provision of this Agreement notwithstanding, nothing in this Agreement shall obligate ICOS to disclose to the Company any information or to make available to the Company any materials in violation of an obligation of secrecy or a limitation of use imposed by a third party from whom such information or materials shall have been received.

     9.12  ATTORNEYS' FEES AND COSTS

     In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party or Parties to such litigation shall pay to the successful Party or Parties all costs and expenses, including actual attorneys' fees, incurred therein by such successful Party or Parties; and if such successful Party or Parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The successful Party shall be the Party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A Party not entitled to recover its costs shall not recover attorneys' fees.

     9.13  REMEDIES

     No right, power or remedy herein conferred upon or reserved to any Party is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of any Party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall to the extent permitted by law be cumulative and concurrent, and shall be in addition to every other right, power or remedy pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any Party of any or all such other rights, powers or remedies.

     9.14  BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and allowable assigns.

     9.15  SCHEDULE

     Schedule A attached hereto and referred to herein is hereby incorporated herein as though fully set forth.

     9.16  NUMBER AND GENDER

     Words in the singular shall include the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

     9.17  REPRESENTATIONS

     Each of the Parties hereto acknowledges and agrees (i) that no representation or promise not expressly contained in this Agreement has been made by any other Party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (iii) that each has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

     9.18  AGREEMENT TO PERFORM NECESSARY ACTS

     Each Party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement and to carry out the business purposes of the Company.

     9.19  RIGHTS IN THE EVENT OF BANKRUPTCY

     All rights in the Background Technology granted under this Agreement to the Company by ICOS are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, a license of rights to "intellectual property" as defined in Section 101 of the U.S. Bankruptcy Code. The Company, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against ICOS under the U.S. Bankruptcy Code, the Company shall be entitled to complete access to (or a complete duplicate of, as appropriate) any Background Technology.

     IN WITNESS WHEREOF, ICOS and the Company have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding on them as of the date first above written.

                                    ICOS CORPORATION



                                    By  /s/ George B. Rathmann
                                      --------------------------------------
                                         George B. Rathmann
                                         Chariman of the Board, President and
                                         Chief Executive Officer


                                    LILLY ICOS LLC

                                    By  /s/  Sidney Taurel                     ,
                                      -----------------------------------------

                                      On behalf of Eli Lilly and Company, Member



                                    By  /s/  George B. Rathmann
                                      -----------------------------------------

                                      On behalf of ICOS Corporation, Member

                                  SCHEDULE A

                             BACKGROUND TECHNOLOGY

[   *    ]





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